Exhibit 99.1

C&F FINANCIAL CORPORATION

Friday, December 12, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation

Receives Preliminary Approval for $20 Million

Investment Under Treasury Capital Purchase Program

West Point, Va., December 12, 2008 – C&F Financial Corporation (NASDAQ: CFFI), the one bank holding company for C&F Bank, announced that it has received preliminary approval of its application for a $20 million investment by the United States Department of the Treasury under the Capital Purchase Program (“CPP”). The CPP is a voluntary program designed to provide capital to healthy financial institutions in order to increase the availability of credit to businesses and individuals and help stabilize the U.S. financial system.

Under the CPP, the Treasury will invest approximately $20 million in C&F Financial Corporation through the purchase of newly issued preferred stock from the Company. The preferred stock to be issued by the Company will carry a 5 percent dividend for each of the first five years of the investment, and a 9 percent dividend thereafter, unless the Company redeems the shares. Additionally, the Treasury will receive warrants to purchase approximately 171,625 shares of C&F Financial Corporation common stock. The transaction is expected to close within approximately 30 days and is subject to satisfaction of certain closing conditions and completion of standard documentation.

“While we currently exceed all regulatory capital guidelines to qualify as a well-capitalized financial institution, this additional capital will supplement our already-strong capital and liquidity positions, and enhance our ability to provide credit to businesses and consumers throughout the communities we serve during this time of financial uncertainty,” said Larry G. Dillon, president and chief executive office of C&F Financial Corporation.

C&F FINANCIAL CORPORATION

Friday, December 12, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

About C&F Financial Corporation. C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 21 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

Forward-Looking Statements: The statements contained in this press release that are not historical facts may constitute “forward-looking statements” as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) the level of net charge-offs on loans, (8) deposit flows, (9) competition, (10) demand for financial services in the corporation’s market area, (11) technology, (12) reliance on third parties for key services, (13) the real estate market, (14) the corporation’s expansion and technology initiatives,

C&F FINANCIAL CORPORATION

Friday, December 12, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

and (15) accounting principles, policies and guidelines. Further, there can be no assurance that the Emergency Economic Stabilization Act, which was enacted on October 3, 2008, or the actions taken by the U.S. Treasury and the Federal Reserve Bank will stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely affect the Company’s business and financial performance. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this release.

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